Exhibit 99

NEWS RELEASE

6113 Lemmon, Dallas, Texas 75209 Tel 214.956.4511 • Fax 214.956.4446 Contact: David Tehle Executive Vice President and Chief Financial Officer

FOR IMMEDIATE RELEASE

HAGGAR INCREASES FY 2003 CORE EARNINGS PER SHARE 19% FROM FY 2002

AND NET SALES EXCEED STREET EXPECTATIONS

DALLAS, TX (November 4, 2003)

Fourth Quarter and Annual Highlights:

•                  Grew core earnings per share 19% for the year to $1.18 in fiscal 2003 from $0.99 in fiscal 2002.

•                  Improved core earnings per share in fiscal fourth quarter by 60% to $0.64 in 2003 from $0.40 in 2002.

•                  Outstanding performance from two new exciting products in 2003: the Haggar® comfort fit waist pant product and the Freedom Khaki™.

•                  Successfully launched a new pants license with Kenneth Cole during the fourth quarter of fiscal 2003.

•                  Introduced a new women’s comfort fit waist pant product at major retailers.

•                  Reduced debt by 63% to $9.3 million at September 30, 2003 from $25.1 million at September 30, 2002.

Haggar Corp. (NASDAQ-HGGR) announced results for the fourth quarter and full year for fiscal year 2003, which ended September 30, 2003.

Actual net income for the fourth quarter of fiscal 2003 was $7,327,000, or $1.12 earnings per diluted share, as compared to actual net income of $3,543,000 for the fourth quarter of fiscal 2002, or $0.55 earnings per share.  For the fourth quarter of fiscal 2003, Haggar reported a 60% increase in core earnings per diluted share to $0.64, or $4,192,000 in core earnings.  This compares to the fourth quarter of 2002, in which the Company reported core earnings per diluted share of $0.40, or $2,574,000 in core earnings.  Net sales for the fourth quarter of fiscal 2003 were $125,546,000 versus $133,226,000 in the fourth quarter of fiscal 2002.

Actual net income for the full year of 2003 was $9,856,000, or $1.53 earnings per diluted share, as compared to a net loss for 2002 of $7,565,000 or $1.17 loss per share.  For the full year of 2003, Haggar reported a 19% increase in core earnings per diluted share to $1.18 in 2003, or $7,599,000 in core earnings.  This compares to 2002, in which the Company reported core earnings per diluted share of $0.99, or $6,350,000 in core earnings.  Net sales for the full year of 2003 were $482,375,000 versus $481,831,000 in 2002.

Earnings Summary (unaudited)	Three Months Ended September 30,		Twelve Months Ended September 30,
(in thousands, except per share amounts)	2003	2002	2003	2002

Actual net income (loss)	$7,327	$3,543	$9,856	$(7,565)
Actual net income (loss) per common share – Diluted	$1.12	$0.55	$1.53	$(1.17)
Unusual charges (benefits) net of tax:
Gain on sale of global headquarters, net	(3,225)	—	(3,225)	—
Reduction in force	90	625	90	625
Proxy defense costs	—	—	752	—
Gain on Sale of Edinburg, Texas facility	—	—	(203)	—
Legal settlement on landlord dispute	—	—	329	—
Reduction of legal reserve	—	(1,947)	—	(1,947)
Closure of Dominican Republic sewing facility	—	353	—	353
Revision of Edinburg, Texas facility write-off	—	—	—	(1,294)
Closure of cutting facility	—	—	—	600
Impact of SFAS No.142 (goodwill and other intangible assets)	—	—	—	15,578
Core earnings	$4,192	$2,574	$7,599	$6,350
Core earnings per share – Diluted	$0.64	$0.40	$1.18	$0.99
Weighted average shares outstanding - Diluted	6,529	6,443	6,453	6,429

Review of Core Earnings:

J. M. Haggar, III, the Company’s Chairman and Chief Executive Officer, stated, “ We are excited about our performance for 2003.  Our new products at retail are working effectively in driving value for our customers and the consumer, particularly our new Haggar® comfort fit waist pant, as well as our stain resistant wrinkle-free product, the Freedom Khaki™.  Pricing pressures continue to impact our gross margins, but we remain committed to our strategy of growing market share.”

Frank Bracken, President and Chief Operating Officer, noted, “New innovative products for the Haggar® brand, our Horizon Group (private label) and the Claiborne® brand continue to fuel the success of the Company and are the cornerstone of our successful history in the apparel business.  Additionally, the Kenneth Cole licensed product hit stores in August with smashing success at retail.  Both Kenneth Cole and Haggar have been pleased with the product reception at retail.  The Haggar women’s pant program has recently been introduced in wide distribution at retail with JCPenney.”

David Tehle, Executive Vice President and Chief Financial Officer, noted, “The Company reduced its debt by 63% to $9.3 million as of the end of fiscal 2003, as compared to $25.1 million in debt as of the end of fiscal 2002, due to the Company’s excellent supply chain management and improved collections.”

The Haggar Board of Directors continued the $0.05 per share quarterly dividend.  The dividend will be payable on November 17, 2003, to shareholders of record as of November 3, 2003.

The Company will file a Form 8-K with the Securities and Exchange Commission today with its financial projections for fiscal 2004 with net sales of $474,000,000 to $491,000,000 and an earnings per share estimate of $1.09 to $1.28.  The earnings estimate includes $0.08 - $0.10 per share of one-time costs associated with the global headquarters relocation.

Haggar Clothing Co., a wholly-owned subsidiary of Haggar Corp., is a leading marketer of men’s casual and dress apparel and women’s sportswear, with global headquarters in Dallas, TX.  Haggar markets in the United States, United Kingdom, Canada, Mexico, and Indonesia.  Haggar also holds exclusive licenses to use the Claiborne® trademark in the United States to manufacture, market, and sell men’s shorts and pants and to use the Kenneth Cole New York® and Reaction Kenneth Cole® trademark throughout the United States to manufacture, distribute and sell men’s tailored dress pants and men’s classification dress and casual pants and shorts in men’s classification pant departments.  For more information visit the Haggar website at www.haggarcorp.com.

The statements contained in this release that are not historical facts are forward-looking statements.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied by the forward-looking statements; the results could be affected by, among other things, general business conditions, the impact of competition, the seasonality of the Company’s business, labor relations, governmental regulations, unexpected judicial decisions, and inflation.  In addition, the financial results for the quarter just ended do not necessarily indicate the results that may be expected for any future quarters or for any fiscal year.  Investors also should consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  The Company undertakes no obligation to update any such statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any changes in events, conditions, circumstances or assumptions underlying such statements.

Use of Non-Generally Accepted Accounting Principles (Non-GAAP) Financial Information

The Company reports its financial results in accordance with GAAP.  However, the Company uses core earnings as a non-GAAP performance measure to provide both management and investors a more complete understanding of the Company’s underlying operational results.  This non-GAAP measure is an indicator management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods.  Core earnings is calculated by taking actual net income (loss) and adjusting that amount for unusual charges or benefits (based on management’s interpretation) which are calculated net of tax.  The presentation of core earnings is not meant to be considered in isolation or as a substitute for comparable metrics prepared in accordance with GAAP in the United States.

HAGGAR CORP.

Condensed Consolidated	Three Months Ended September 30,		Year Ended September 30,
Statements of Operations	2003	2002	2003	2002
	(In thousands, except per share amounts)

Net sales	$125,546	$133,226	$482,375	$481,831

Cost of sales	90,984	94,560	353,091	351,704

Reorganization costs	—	(2,655)	—	(3,812)

Gross profit	34,562	41,321	129,284	133,939

Selling, general and administrative expenses	(29,221)	(34,521)	(119,300)	(118,442)

Royalty income	541	421	1,593	1,326

Other income	6,085	49	6,687	613

Interest expense	(563)	(792)	(2,535)	(3,600)

Income before provision for income taxes and cumulative effect of accounting change	11,404	6,478	15,729	13,836

Provision for income taxes	4,077	2,935	5,873	5,823

Income before cumulative effect of accounting change	7,327	3,543	9,856	8,013

Cumulative effect of accounting change	—	—	—	(15,578)

Net income (loss)	$7,327	$3,543	$9,856	$(7,565)

Income per common share before cumulative effect of accounting change
- Basic	$1.14	$0.55	$1.53	$1.25
- Diluted	$1.12	$0.55	$1.53	$1.25

Cumulative effect of accounting change per common share
- Basic	—	—	—	(2.44)
- Diluted	—	—	—	(2.42)

Net income (loss) per common share
- Basic	$1.14	$0.55	$1.53	$(1.19)
- Diluted	$1.12	$0.55	$1.53	$(1.17)

Weighted average shares outstanding
- Basic	6,442	6,420	6,424	6,385
- Diluted	6,529	6,443	6,453	6,429

Condensed Consolidated

Balance Sheet

	Sept. 30, 2003	Sept. 30, 2002
	(In thousands)
Assets

Cash and cash equivalents	$7,674	$4,124

Accounts receivable, net	56,528	64,284

Inventories	96,627	100,996

Property held for sale	—	2,157

Deferred tax benefit	10,505	12,087

Other current assets	3,557	2,766

Total current assets	174,891	186,414

Property, plant and equipment, net	45,932	46,195

Goodwill	9,472	9,472

Other assets	7,580	7,896

Total Assets	$237,875	$249,977

Liabilities and Stockholders’ Equity

Accounts payable	$25,913	$30,542

Accrued liabilities	31,898	35,669

Accrued wages and other employee compensation	7,228	6,713

Current portion of long-term debt	3,671	3,742

Total current liabilities	68,710	76,666

Other non-current liabilities	10,077	8,247

Long term debt	5,671	21,343

Stockholders’ equity	153,417	143,721

Total Liabilities and Stockholders’ Equity	$237,875	$249,977